Exhibit 99.1
Conn’s, Inc. Announces Receipt of Delinquency Notification Letter from Nasdaq
THE WOODLANDS, Texas, June 26, 2024 - Conn’s, Inc. (NASDAQ: CONN) (“Conn’s” or the “Company”), a specialty retailer of home goods, including furniture and mattresses, appliances, and consumer electronics, today announced that on June 20, 2024, it received a delinquency notification letter (the “Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”), indicating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) (the "Rule") because of the Company’s delay in filing its Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2024 (the “Form 10-Q”) by the applicable due date required by the U.S. Securities and Exchange Commission (the "SEC"). The Notice has no immediate effect on the listing or trading of the Company's common stock on The Nasdaq Global Select Market.
The Notice states that the Company has 60 days, or until August 19, 2024, to submit to Nasdaq a plan to regain compliance with the Rule. If Nasdaq accepts the Company's plan to regain compliance, then Nasdaq may grant the Company up to 180 calendar days from the prescribed due date of the Form 10-Q, or until December 16, 2024, to file the Form 10-Q to regain compliance; however, there can be no assurance that these events will occur.
About Conn’s, Inc.
Conn's, Inc. (NASDAQ: CONN) is a specialty retailer of home goods, including furniture and mattresses, appliances and consumer electronics. With over 550 stores across 15 states and online at Conns.com and Badcock.com, our approximately 4,000 employees strive to help all customers create a home they love through access to high-quality products, next-day delivery and personalized payment options, including our flexible, in-house credit program. Additional information can be found by visiting our investor relations website at ir.conns.com and social channels (@connshomeplus/@badcockfurniture on Twitter, Instagram, Facebook, Pinterest, YouTube, and LinkedIn).
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including, but not limited to, the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Such forward-looking statements include statements regarding benefits of the proposed transaction, integration plans and expected synergies, anticipated future financial and operating performance and results, including estimates for growth, business strategy, plans, goals, and objectives. Statements containing the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “predict,” “will,” “potential,” or the negative of such terms or other similar expressions are generally forward-looking in nature and not historical facts. Such forward-looking statements are based on our current expectations. We can give no assurance that such statements will prove to be correct, and actual results may differ materially. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by our forward-looking statements, including, but not limited to: our ability to integrate the W.S. Badcock business, the possibility that our shareholders may not approve the issuance of non-voting common stock required for conversion of the preferred stock issued in connection with the transaction, the risk that any announcement relating to the transaction could have adverse effects on the market price of Conn’s common stock, the risk that the transaction and its announcement could have an adverse effect on our ability to retain customers and retain and hire key personnel and maintain relationships with suppliers and customers, our ability to achieve synergies, our inability to operate the combined company as effectively and efficiently as expected, our inability to achieve the intended benefits of the transaction for any other reason, general economic conditions impacting our customers or potential customers; our ability to execute periodic securitizations of future originated customer loans on favorable terms; our ability to continue existing customer financing programs or to offer new customer financing programs; changes in the delinquency status of our credit portfolio; unfavorable developments in ongoing litigation; increased regulatory oversight; higher than anticipated net charge-offs in the credit portfolio; the success of our planned opening of new stores; expansion of our eCommerce business; technological and market developments and sales trends for our major product offerings; our ability to manage effectively the selection of our major product offerings; our ability to protect against cyber-attacks or data security breaches and to protect the integrity and security of individually identifiable data of our customers and employees; our ability to fund our operations, capital expenditures, debt repayment and expansion from cash flows from operations, borrowings from our Revolving Credit Facility and term loans; proceeds from accessing debt or equity markets; the effects of epidemics or pandemics; our ability to timely file our Exchange Act reports; maintain our listing on Nasdaq; and other risks detailed in Part I, Item 1A, Risk Factors, in our Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. If one or more of these or other risks or uncertainties materialize (or the consequences of such a development changes), or should our underlying assumptions prove incorrect, actual outcomes may vary materially from those reflected in our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise, or to provide periodic updates or guidance. All forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

CONN-G
S.M. Berger & Company
Andrew Berger (216) 464-6400
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